UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 North 1400 West Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 298-1997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2026, TruGolf Holdings, Inc. (the “Company”) entered into a Memorandum of Understanding (the “MOU”) with Tru Golf Canada Inc. (the “Distributor”), a corporation organized under the laws of British Columbia, Canada. The MOU is legally binding upon execution and governs the parties’ relationship until a definitive long-form agreement is executed, which the parties have agreed to negotiate in good faith within 45 days. The MOU automatically terminates if no definitive agreement is executed within 180 days of the date of the MOU (the “Effective Date”), unless extended by mutual written agreement.

Pursuant to the MOU, the Company appointed the Distributor as its exclusive master distributor and strategic platform partner for the Territory (as defined below), with rights to market, sell, distribute, install, support, license, service, and operate TruGolf Products within the Territory. The initial term is five (5) years from the Effective Date, subject to earlier termination.

The “Territory” consists of: (a) the Indigenous Community Channel throughout Canada (opportunities associated with First Nations, Métis, Inuit, and other recognized Indigenous communities); (b) the Thompson Okanagan Territory in British Columbia; (c) exclusive rights to all Hard Rock Opportunities in Oklahoma (the “Oklahoma Hard Rock Rights”); (d) all opportunities globally associated with the Hard Rock brand owned by the Seminole Nation (the “Florida Hard Rock Opportunities”); and (e) Canadian-Originated Opportunities registered by the Distributor and accepted by the Company.

The Distributor’s rights within the Territory are exclusive, subject only to certain specifically identified accounts. No minimum purchase or sales targets apply during the first twelve (12) months. Beginning in the second year, the parties will establish objective performance targets. Failure to meet such targets may result in conversion of the affected portion from exclusive to non-exclusive status (not termination).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2026	TRUGOLF HOLDINGS, INC.

	By:	/s/ Steven Passey
	Name:	Steven Passey
	Title:	Chief Financial Officer